Exhibit 99(h)(16)

EXHIBIT A

THIS EXHIBIT A, amended and restated as of             , 2011, for the addition of MyDestination 2055 Fund, is the Exhibit A to that certain Transfer Agency Services Agreement dated as of August 27, 2001, between BNY Mellon Asset Servicing (US) Inc. (f/k/a PNC Global Investment Servicing (US) Inc.) and GuideStone Funds (f/k/a ABFunds Trust).

FUNDS

DATE TARGET FUNDS

MyDestination 2005 Fund

MyDestination 2015 Fund

MyDestination 2025 Fund

MyDestination 2035 Fund

MyDestination 2045 Fund

MyDestination 2055 Fund

ASSET ALLOCATION FUNDS

Conservative Allocation Fund

Balanced Allocation Fund

Growth Allocation Fund

Aggressive Allocation Fund

Conservative Allocation Fund I

Balanced Allocation Fund I

Growth Allocation Fund I

Aggressive Allocation Fund I

SELECT FUNDS

Money Market Fund

Low-Duration Bond Fund

Medium-Duration Bond Fund

Extended-Duration Bond Fund

Inflation Protected Bond Fund

Global Bond Fund

Defensive Market Strategies Fund

Equity Index Fund

Real Estate Securities Fund

Value Equity Fund

Growth Equity Fund

Small Cap Equity Fund

International Equity Fund